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                                                                     EXHIBIT 5.1



                       COTTON, BLEDSOE, TIGHE & DAWSON
                         A PROFESSIONAL CORPORATION
                               ATTORNEYS AT LAW
                                  SUITE 300
                              500 WEST ILLINOIS
                         MIDLAND, TEXAS  79701-4337
                        P.O. BOX 2776 ZIP 79702-2776
                          TELEPHONE (915) 684-5782
                             FAX (915) 682-3672

                             November 20, 1996



Costilla Energy, Inc.
400 West Illinois, Suite 1000
Midland, Texas 79701

    Re:  Registration Statement on Form S-8
         1996 Stock Option Plan of Costilla Energy, Inc.

Gentlemen:

    We have acted as counsel for Costilla Energy, Inc., a Delaware corporation (the "Company") in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of 850,000 shares (the "Shares") of the common stock, par value $0.10 per share (the "Common Stock") of the Company reserved for issuance under the 1996 Stock Option Plan of Costilla Energy, Inc. (the "Plan"). A Registration Statement on Form S-8 (the "Registration Statement") covering the sale of the Shares was filed under the Act with the Securities and Exchange Commission (the "Commission").

    In reaching the conclusions expressed in this opinion, we have examined signed copies of the Registration Statement and all exhibits thereto. We have also examined and relied upon originals or copies certified to our satisfaction, of (i) the Certificate of Incorporation and Bylaws of the Company, (ii) minutes and records of the corporate proceedings of the Company with respect to the issuance of the Shares and related matters, (iii) the Plan, and (iv) such other agreements and instruments relating to the Company as we have deemed necessary or appropriate

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Costilla Energy, Inc.
November 20, 1996
Page 2

for the purposes of the opinions hereinafter expressed. In rendering such opinions, we have relied, to the extent we deemed reasonable, on certificates and certain other information provided to us by officers of the Company and public officials as to matters of fact of which the maker of such certificates or the person providing such information had knowledge. Furthermore, in rendering such opinions we have assumed that the signatures on all documents examined by us are genuine, that all documents and corporate record books submitted to us as originals are authentic, accurate and complete, and that all documents submitted to us as copies are true, correct and complete copies of the originals thereof.

    Based solely upon the foregoing, subject to the assumptions, limitations and qualifications set forth herein, and specifically limited in all respects to the laws of the State of Texas, of the United States of America and the General Corporation Law of the State of Delaware, we are of the opinion that the Shares registered pursuant to the Registration Statement have been duly and validly authorized by the Company, and when paid for, issued or sold and delivered in accordance with the terms of the Plan such Shares will be legally issued, fully paid and nonassessable. Please note in this regard that we are not licensed to practice law in the State of Delaware, but we have reviewed Delaware law in connection with the opinions expressed herein.

    We hereby consent to the use of this opinion as an exhibit to the Registration Statement. In giving this consent we do not thereby admit that we come within the category of persons whose consent is required under
Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

    This opinion is rendered only to the Company and solely for the benefit of the Company and the Commission in connection with the registration and the issuance of the Shares pursuant to the Registration Statement and the Plan, respectively. This opinion may not be otherwise used, circulated, quoted, relied upon, or referred to by you or the Commission for any other purpose or by any other person, firm or corporation for any purpose, without our prior written consent.

                                  Yours very truly,

                             COTTON, BLEDSOE, TIGHE & DAWSON


                             By:  /s/ Dan G. LeRoy
                                  ------------------------
                                  Dan G. LeRoy